UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2013 (June 5, 2013)

DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Annual Meeting of Shareholders
On June 5, 2013, DSW Inc. (the “Company”) held its Annual Meeting of Shareholders in Columbus, Ohio to consider and vote on the matters listed below. A total of 42,190,018 shares of the Company’s common stock were present or represented by proxy at the meeting. This represented approximately 94% of the Company’s 44,945,444 shares of common stock that were outstanding and entitled to vote at the meeting. As of the record date for the Annual Meeting, there were 36,136,516 Class A shares outstanding (one vote per share) and 8,808,928 Class B shares outstanding (eight votes per share). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.
Election of Directors
The shareholders of the Company elected four director nominees nominated by the Company’s Board of Directors as Class III directors with terms expiring in 2016. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld
Henry L. Aaron	78,526,650	25,234,703
Elaine J. Eisenman	103,204,848	556,505
Joanna T. Lau	103,167,520	593,833
Joseph A. Schottenstein	102,844,960	916,393
There were no broker non-votes for each director on this proposal.
The shareholders of the Company also elected one director nominee nominated by the Company’s Board of Directors as a Class II director with a term expiring in 2015. The voting result is as follows:

Name of Nominee	Votes For	Votes Withheld
James V. O'Donnell	102,873,567	887,786
There were no broker non-votes on this proposal.
Advisory Vote on the Compensation Paid to Named Executive Officers
The shareholders of the Company voted on the Compensation paid to Named Executive Officers. The voting results were as follows:

Votes For	Votes Against	Abstentions
103,483,612	268,408	9,333
There were no broker non-votes on this proposal.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
By: /s/William L. Jordan
William L. Jordan
Executive Vice President and General Counsel

Date: June 7, 2013